Exhibit 6.8

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY XXXXX, HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

LICENSE AND SERVICES AGREEMENT

This License and Services Agreement (this “Agreement”), is made and entered into as of this 1st day of March, 2019 (the “Effective Date”), by and between Clip Interactive, LLC, a Colorado limited liability company, (“Clip”) and XXXXX.

RECITALS:

A. Clip is in the business of providing certain technology and marketing services (“Hosted Application Services”) related to the development, execution, commercialization and optimization of interactive applications and web players that interact with radio programming to provide certain enhanced content and information generated from Clip’s proprietary audio monitoring and digital conversion technology (“Enhanced Content”);

B. XXXXX is in the business of owning and operating radio stations (collectively, the “XXXXX Stations”), through which XXXXX sells products, advertising space, or other services, or otherwise generates and receives certain advertising revenue (“Ad Revenue”);

C. XXXXX is responsible for securing and coordinating Hosted Application Services for its Affiliate, Reach Media, (the “Reach Media”);

D. XXXXX desires to engage Clip to provide those Hosted Application Services and develop and maintain those Clip Apps as set forth on Exhibit A, attached hereto and incorporated herein, in order to increase Ad Revenue, in accordance with the terms and conditions set forth in this Agreement;

E. The Hosted Application Services shall be provided to Reach Media, Inc., an XXXXX Affiliate, in order that Reach Media’s syndicated programming is provided as Enhanced Content via the Reach Syndicated Program Applications as set forth on Exhibit A (the “Reach Syndicated Programing Applications”). Reach Media. Reach Media

F. As of the Effective Date set forth above, the License and Service Agreement previously entered into by XXXXX and Clip with an effective date of March 4th, 2017 (the “Prior Agreement”) shall be superseded by this Agreement and shall have no force or effect going forward.

AGREEMENT:

NOW, THEREFORE, the parties agree:

1. DEFINED TERMS. Capitalized terms and phrases used in this Agreement shall have the meanings set forth below. Additional terms may be defined throughout this Agreement and in the Exhibits hereto.

“Advertiser Campaigns” means any revenue generating advertiser or sponsorship campaign that utilizes the Clip Apps and web players as part of their broadcast or digital execution. These include revenue generating Clip enabled broadcast ads, streaming audio ads, sponsorships, digital only ads, promotions or contests that are generating revenues for XXXXX stations and the Reach Media.

“Reach Media” means an affiliated entity of XXXXX, Inc. that is permitted to access the Services hereunder.

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“Enhanced Content” means all content created by or originating from XXXXX stations and adapted or modified for use, distribution or display with Clip Apps utilized by XXXXX.

“Affiliate” means, with respect to a party, any person or entity directly controlling, controlled by or under common control with, such party.

“Clip Apps” means the iOS and Android mobile applications developed by Clip, which deliver the Hosted Application Services. Clip Apps specifically include the Station Apps and Reach Syndicated Program Applications.

“IP Rights” means all patents, trademarks (and associated goodwill therewith), trade secret rights, know how, copyrights and other forms of intellectual property rights and protections throughout the world, whether currently existing or hereafter developed or acquired and whether now known or hereafter recognized, including, without limitation, any Internet domain names.

“Law” means any applicable law, statute, ordinance, code, rule, regulation, order, judgment, decree, requirement or procedure enacted, adopted, applied, enforced or followed by any governmental authority.

“Platform Fees” means monthly fee payments to Clip for the ongoing services support to XXXXX sales and programming teams as well as for content recognition, hosting, updates and enhancements to the applications and web player. Platform Fees are set forth on Exhibit A.

“Reach Media Syndicated Sites” means the websites associated with each Reach Syndicated Program Application.

“Related Parties” means any owner, parent, partner, Affiliate subsidiary, agent, subcontractor, director, officer, hired or leased employee or worker, agent, representative or permitted assignee or successor of XXXXX or Clip, as the case may be and as the context requires.

“Representatives” mean a party’s employees, officers, directors, advisors, service providers, Affiliates and agents.

“Specifications” means (a) the functional, component performance, system performance, interface, compatibility, design characteristics, features, specifications, operational and technical criteria or other requirements of the Clip Apps identified in documentation provided to XXXXX and incorporated within this Agreement by this reference; and (b) any mutually agreed upon specifications, requirements, criteria, features, or functionality of any Enhanced Content.

“Subscribers” means members of the public that download and subscribe to a Clip App in connection with any XXXXX Station.

“Web Players” means the web accessible interfaces developed by Clip, which deliver the Hosted Application Services.

2.	SERVICES.

2.1 General. During the Term, Clip shall use commercially reasonable efforts to develop, customize, implement, host and support and manage the Clip Apps, Web Players and Enhanced Content to ensure the Enhanced Content available to Subscribers or potential Subscribers via the Clip Apps and Web Players pursuant to the terms of this Agreement and the Statement of Work attached as Exhibit A (the “Hosted App Services”). Additionally, Clip agrees to provide XXXXX and the Reach Media with all fixes, improvements, updates and upgrades (“Upgrades”) to the Hosted App Services, free of charge, to the extent such Upgrades are made available free of charge by Clip to other customers.

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2.2 Updated App or Enhanced Content. From time to time during the Term of the Agreement and within ten (10) business days of receipt of XXXXX's written request for any Clip App update or Enhanced Content that is not immediately offered by Clip, or self-administrated through Clip's Content Management System (“CMS”), Clip shall confirm whether it is able to make the requested changes in the functionality of the Clip Apps and Web Players or Enhanced Content, and provide a proposed deployment date (the “Target Deployment Date”) and, if agreed to by XXXXX, shall provide the modified Clip Apps and/or Enhanced Content to XXXXX at least three (3) business days before the Target Deployment Date for such Clip App or Enhanced Content for XXXXX’s review and acceptance testing, pursuant to the procedures set forth in Section 2.4. Upon Acceptance by XXXXX, Clip shall promptly make such Clip Apps and/or Enhanced Content available in accordance with this Agreement. XXXXX shall deliver any updates to its content at least ten (10) business days prior to the Target Deployment Date. Content means the content created by or originating from XXXXX stations or the Reach Media for use, distribution or display with Clip Apps utilized by XXXXX and the Reach Media. Each update cycle requires ten business days to complete. The latest published revisions of coverage in Clip’s coverage database are included in these updates.

2.3	Professional Services.

2.3.1 Statements of Work. During the Term, Clip will perform certain consulting, development, integration services and/or other services at the request of XXXXX (“Professional Services” and together with the Hosted Application Services, the “Services”) for XXXXX as described in any Statements of Work agreed to by the parties. All such work will be performed in a competent, timely and professional manner consistent with recognized industry standards Each Statement of Work shall be executed by the parties and include a description of the Services to be performed, identification of, and completion dates for, all deliverables to be completed and provided by Clip and any resulting fees (“Deliverables”). The initial Statement of Work is attached as Exhibit A.

2.4 Review, Testing and Acceptance. Upon the completion of each Deliverable or other work product, including, without limitation, any Enhanced Content, Clip shall deliver such Deliverable to XXXXX. XXXXX shall have a period of ten (10) business days after receipt of the Deliverable from Clip (the “Acceptance Test Period”) to review and test the Deliverable to determine whether the same complies in all material respects with the requirements of this Agreement, the Specifications and the Statement of Work.

2.4.1 Acceptance. If XXXXX determines in its reasonable good faith judgment, that the Deliverable complies in all material respects with the requirements of this Agreement, the Specifications and the Statement of Work, then XXXXX shall accept the same by delivering a written notice of acceptance to Clip (“Acceptance” or “Accept”) within 3 business days of the expiration of the Acceptance Test Period. Failure to provide Acceptance within the prescribed time shall not be deemed an acceptance by XXXXX.

2.4.2 Defects. If XXXXX discovers a defect with respect to any Deliverable or any other failure of the same to comply in all material respects with the requirements of this Agreement, the Specifications and the Statement of Work, XXXXX shall send a notice to Clip describing the defect in reasonable detail (the “Defect Notice”). After receipt of the Defect Notice, Clip promptly shall remedy such defects and resubmit the Deliverable to XXXXX for an additional testing period. The length of such additional testing period shall be ten (10) business days from the receipt of the Defect Notice.

3.	LICENSES; ENHANCED CONTENT.
	3.1	Grant of License By Clip.

3.1.1 Clip Apps. During the Term, Clip hereby grants to XXXXX and the Reach Media a limited, revocable, non-exclusive, non-transferable right and license to: (a) use, operate, maintain, distribute and display the Enhanced Content via the Clip Apps; and (b) sublicense and/or otherwise grant Subscribers or potential Subscribers of XXXXX the right to use the Clip Apps as needed in order to permit such Subscribers or potential Subscribers to access, view, and use the Enhanced Content.

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3.1.2 Distribution. During the Term, Clip will provide XXXXX and the Reach Media with online locations at which the Clip Apps are available (collectively, the “Landing Pages”). In its sole discretion, XXXXX may: (a) include links to the Landing Pages from XXXXX’s web sites, (b) publish the Landing Pages URLs on marketing and promotional materials; and/or (c) provide the URLs for the Landing Pages to such resellers and retailers as XXXXX may designate from time to time (“Authorized Third Parties”) who, in turn, may include the links to the Landing Page at the websites of such Authorized Third Parties.

3.1.3 Restrictions. Except as otherwise set forth in this Agreement, neither XXXXX, nor Reach Media will, and will not authorize its Representatives to: (a) modify, translate, reverse engineer, decompile, or disassemble the Clip Apps; (b) copy the Clip Apps; or (c) remove any proprietary notices or labels on or in the Landing Page, if any. Notices or labels shall be defined any written disclaimers, rules, restrictions or permission requirements about content.

3.2 Transfer of License. In the event of a sale or change of control of a XXXXX Station Site, or a Reach Media Syndicated Site, XXXXX and the Reach Media shall each have the right to transfer their respective license to: (a) use, operate, maintain, distribute and display the Enhanced Content via the Clip Apps or (b) sublicense and/or otherwise grant Subscribers or potential Subscribers of XXXXX the right to use the Clip Apps as needed in order to permit such Subscribers or potential Subscribers to access, view, and use the Enhanced Content.

3.3	Grant of License By XXXXX.

3.3.1 XXXXX Marks. Subject to the terms and conditions of this Agreement, during the Term of this Agreement, XXXXX grants to Clip a limited, non-exclusive, non-transferable, non sub licensable, royalty-free license to use the trade names and service marks of XXXXX that XXXXX designates and provides to Clip for display on the Landing Pages and Enhanced Content and in the Clip Apps (collectively, the “XXXXX Marks”) utilized by or on behalf of XXXXX.

3.3.2 XXXXX Approval. Clip will not, nor will Clip authorize any third party to, make use of XXXXX Marks unless and until each instance of such use has been approved in writing by XXXXX (which may be provided by XXXXX by email). Clip shall furnish to XXXXX for its written approval all materials prepared by or on behalf of Clip relating to this Agreement that include any XXXXX Marks. XXXXX shall have a period of not less than ten (10) business days to respond to such request for approval (“Approval Period”). If XXXXX fails to approve in writing any request during the Approval Period, such request shall be deemed denied. All approvals granted in accordance herewith shall (a) be valid solely during the term specified by XXXXX, (b) be limited to the specific purpose for which approval was sought and received and (c) subject to Clip’s obligations hereunder, be deemed a limited, non-exclusive, non-transferable, revocable right and license, without right to sublicense, to use the specific XXXXX Marks for the use approved by XXXXX, which right and license shall terminate and revert to XXXXX contemporaneously with the expiration of this Agreement or upon any earlier termination thereof, as applicable. All such uses shall be in accordance with the procedures and guidelines provided to Clip by XXXXX from time to time.

3.4 During the Term, XXXXX and Reach Media hereby grants to Clip a limited, revocable, non- exclusive, non-transferable, non sub licensable right and license to: (a) incorporate the Content within the Clip Apps solely to operate, maintain, distribute and display the Content via the Clip Apps for XXXXX and Subscribers of XXXXX and (b) enhance the content at the request of XXXXX. Use of Content and Enhanced content by Clip shall be solely as needed in order to permit Subscribers of XXXXX to access, view, and use the Enhanced Content. No other use shall be made of the Enhanced Content or Content by Clip, without first securing XXXXX’s express written permission.

3.5 All rights in the Enhanced Content, Content and XXXXX Marks not expressly granted to Clip pursuant to this Section 3.3, are reserved by XXXXX and Reach Media.

3.6 Obligations Upon Termination. Within ten (10) days after the date of expiration or termination of this Agreement, (i) Clip shall cease using (and direct any person under its control to not use) the XXXXX Marks on the Clip Apps and Enhanced Content and (ii) the license granted to XXXXX by Clip in Section 3.1 shall terminate on such date of expiration or termination.

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4.	OWNERSHIP.

4.1 Enhanced Content. Subject to Section 4.2 below, all Enhanced Content is and shall be considered a work made for hire for XXXXX (or as the case may be the Adopting Affiliate) as such term is defined in Section 101 of the Copyright Act of 1976, as amended. If and to the extent that the Enhanced Content (or any portion thereof) is not deemed to be a work made for hire, Clip shall, and hereby does, exclusively and irrevocable assign, transfer and otherwise convey to XXXXX all right, title, and interest in and to the Enhanced Content, including all rights of copyright or other intellectual property rights pertaining thereto. XXXXX retains ownership of all Content (enhanced or otherwise) together with all IP Rights contained therein. Notwithstanding the foregoing, Clip will retain ownership to all pre-existing Clip materials and content (and all IP Rights therein).

4.2 Clip Apps. As between the parties, Clip shall retain all title, copyright and all other IP Rights in the Clip Apps and any modifications, enhancements and derivative works thereto. XXXXX does not acquire any right, express or implied, in the Clip Apps, other than those specified in this Agreement and nothing in this Agreement is intended to confer, by implication, estoppel or otherwise, upon XXXXX a license to or any rights in any IP Rights of Clip.

4.3 Clip IP. XXXXX acknowledges that the Clip Apps and any other patent, trade secret and proprietary rights in connection with the proprietary software used to develop, and embodied within, the Clip Apps, including the object code and the source code for such software, along with all ideas, methods, algorithms, formulae and concepts used in the development of such software and any modifications, enhancements or derivative works to the software (“Clip Proprietary Software”), including all techniques and concepts that were conceived or first produced by Clip in the performance of this Agreement, including any such techniques that are included within any Enhanced Content constitute “Clip IP” and remain the sole and exclusive property of Clip.

4.4 Other Clip Intellectual Property. Notwithstanding the foregoing, in the event XXXXX provides a new feature in respect of the Clip Apps or Hosted App Services that is proprietary to XXXXX and not currently in use by Clip (or contemplated for future use by Clip provided by XXXXX that the applicable SOW designates as intellectual property owned by XXXXX, such XXXXX intellectual property will be owned by XXXXX.

4.4.1 Third Party Materials. To the extent that any materials owned by or licensed from third parties, other than the XXXXX Marks, (the “Third Party Materials”) are included in any Enhanced Content, Clip shall obtain for XXXXX, at Clip’s sole cost and expense, a perpetual, irrevocable, worldwide license to: (a) use, reproduce, distribute, publicly perform, publicly display, modify and prepare derivative works of such Third Party Materials; and (b) sublicense any of the foregoing rights

5.	PAYMENT.

5.1 Platform Service & Support Fees for Station Applications: In consideration of the Hosted App Services, commencing as of the Initial Deployment Date, XXXXX shall pay Clip a monthly Platform Services and Support Fee of $250 per station. These fees cover all on-going Clip App and Web Player services and support for the duration of the Term. XXXXX may, in its sole discretion, elect to add an additional station and any additional stations will be charged the per station fee set forth herein. If XXXXX elects to delete station(s) utilizing the Hosted App Services the monthly Platform Services and Support Fee shall be reduced by $250.00 per each deleted station.

5.2 Platform Service & Support Fees for Reach Syndicated Program Applications: In consideration of the Hosted App Services for Reach Media Reach Syndicated Program applications commencing as of the Initial Deployment Date, XXXXX shall pay Clip a monthly Platform Services and Support Fee of $250 minimum, per Reach Syndicated Program Application. The monthly service and support fee is set forth on Exhibit A, Section 12. If XXXXX elects to delete Reach Syndicated Program Applications utilizing the Hosted App Services, the fees for Hosted App Services for the Reach Syndicated Program Applications will be reduced by $250.00 per deleted Reach Syndicated Program Application.

5.3 Platform Fee Payments: Following the Initial Deployment Date, XXXXX shall pay to Clip the monthly Platform Services and Support Fees by the 15th of each month, as set forth in an invoice that will be delivered at the 1st of the calendar month.

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5.4 Advertiser Campaign Fees: Clip is waiving all ad campaign fees for XXXXX.

5.5 Advertiser Campaign Fee Payments: Clip is waiving all ad campaign fees for XXXXX.

5.6 Disputed amounts shall be paid within ten (10) business days of resolution of such dispute. Adjustment for any billing errors or Service Level Credits (as defined on the Service Level Agreement attached as Exhibit B hereto) shall be made monthly.

5.7 Audit. For a period of three (3) years after the expiration or termination of this Agreement, Clip shall maintain complete and accurate records to substantiate payments made or due hereunder. XXXXX shall have the right to inspect, copy, verify and audit such books and records at any time upon two (2) weeks’ prior written notice to the other party. Clip will reimburse the auditing party for any reasonable, documented expenses incurred by such auditing party in connection with any audit, which results in the correction of a billing error by Clip in an amount greater than 5% of the charges that were subject to such audit for the period audited.

6.	REPRESENTATIONS, WARRANTIES AND COVENANTS; DISCLAIMER.
	6.1	Title. Clip hereby represents, warrants and covenants to XXXXX as of the Effective Date that:

6.1.1 The Clip Apps do not and shall not infringe any third party’s IP Rights.

6.1.2 Clip's performance of the Hosted Application Services does not and will not infringe any third party’s IP Rights.

6.1.3 There are no allegations, claims, suits, actions, investigations or proceedings against Clip (each a “Claim”) or any threatened Claims asserting that the Clip Apps infringe or violate any third party’s IP Rights.

6.1.4 Clip has not previously granted any rights in the Clip Apps, work product or Hosted Application Services to any third party that are inconsistent with the rights granted herein to XXXXX.

6.1.5 The enhancements made to the Enhanced Content do not and shall not infringe any third party’s IP Rights.

6.1.6 The Hosted Application Services do not and shall not infringe any third party’s IP Rights.

6.2 Exclusive Warranties; Disclaimer. EXCEPT AS PROVIDED IN SECTION 3 THROUGH 10 OF EXHIBIT A, THE SERVICE LEVEL AGREEMENT AND THE DOCUMENTATION, THE CLIP APPS, ENHANCED CONTENT OR THE LANDING PAGES AND DOCUMENTATION ARE PROVIDED “AS IS,” AND CLIP MAKES NO (AND HEREBY DISCLAIMS ALL) OTHER WARRANTIES, REPRESENTATIONS, OR CONDITIONS, WHETHER WRITTEN, ORAL, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF SATISFACTORY QUALITY, COURSE OF DEALING, TRADE USAGE OR PRACTICE, MERCHANTABILITY, TITLE, NONINFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE USE, MISUSE, OR INABILITY TO USE THE CLIP APPS, ENHANCED CONTENT OR THE LANDING PAGES, OR DOCUMENTATION (IN WHOLE OR IN PART) OR ANY OTHER PRODUCTS OR SERVICES PROVIDED TO XXXXX BY CLIP. CLIP DOES NOT WARRANT THAT ALL ERRORS CAN BE CORRECTED, OR THAT OPERATION OF THE CLIP APPS, ENHANCED CONTENT OR THE LANDING PAGES SHALL BE UNINTERRUPTED, SECURE, OR ERROR-FREE. SOME STATES AND JURISDICTIONS DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES OR CONDITIONS OR LIMITATIONS ON HOW LONG AN IMPLIED WARRANTY LASTS, SO SOME OF THE ABOVE LIMITATIONS MAY NOT APPLY.

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7.	INDEMNIFICATION.

7.1 Indemnification by Clip. Clip shall indemnify, defend and hold harmless XXXXX and its Related Parties from and against any and all losses, settlements, claims, actions, suits, proceedings, investigations, judgments, awards, damages and liabilities actually suffered or incurred (collectively, “Losses”), and shall reimburse XXXXX for any and all legal, accounting and other fees, costs and expenses reasonably incurred in connection with investigating, mitigating or defending any such Loss (collectively, “Expenses”), in each case, which Losses or Expenses are sustained or incurred by any of them and arise out of (a) a third party allegation that the Clip Apps, Enhanced Content or the Hosted Application Services, or the use thereof, infringes or constitutes a wrongful use of any third party IP Right, right of privacy or publicity or similar right (collectively, a “Claim of Infringement”) or (b) any other third party claim caused by, relating to or arising out of an alleged breach by Clip of any term, representation, warranty or covenant of this Agreement by Clip.

7.2 Indemnification by XXXXX. XXXXX shall indemnify, defend and hold harmless Clip and its Related Parties from and against any and all Losses and Expenses that are sustained or incurred by or asserted against any of them and arise out of (a) any Claim of Infringement in connection with the XXXXX Marks or any content or programming provided by XXXXX (exclusive of any enhancements made by Clip, or the Content and Enhanced Content); or (b) any third party claim caused by, relating to or arising out of an alleged breach by XXXXX of any term, representation, warranty or covenant of this Agreement by XXXXX.

7.3	Remedies and Limitations; Combinations.

7.3.1 Remedies. Without limiting Clip’s foregoing indemnification obligations, in the event of any third party Claim of Infringement, or if Clip becomes aware of any impending Claim of Infringement, Clip may, at its option and expense; (a) procure for XXXXX, at no cost to XXXXX, the right to continue to use such Clip Apps; (b) replace or modify the Clip Apps; or (c) terminate the licenses under this Agreement and refund to XXXXX any Revenue Share paid for the Clip Apps that are applicable for the period of time following the date of the Claim of Infringement.

7.4 Indemnification Process. In the event that a party is entitled to indemnification pursuant to this Section, the party seeking indemnification (the “Indemnified Party”) shall provide the party from which indemnification is sought (the “Indemnifying Party”) with: (a) prompt written notification of any such Losses; (b) sole control and authority over the defense or settlement thereof ;and (c) all available information and reasonable assistance necessary to settle and/or defend any such Losses, at the Indemnifying Party’s expense, provided that if any settlement requires any action or admission by the Indemnified Party, then the settlement will require the Indemnified Party’s prior written consent. Failure by an Indemnified Party to provide prompt notice of a Loss or to provide such control and authority or information and assistance, shall not relieve the Indemnifying Party of its obligations, except to the extent that the Indemnifying Party is materially prejudiced by such failure. The Indemnified Party may have its own counsel present at and participating in all proceedings or negotiations relating to a Loss, at Indemnified Party’s own expense.

8.	LIMITATION OF LIABILITY

8.1 General. IN NO EVENT SHALL ANY PARTY BE LIABLE TO ANOTHER PARTY UNDER THIS AGREEMENT, OR TO ANY RELATED PARTY OF SUCH PARTY, FOR ANY INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL, EXEMPLARY, OR PUNITIVE DAMAGES, (EVEN IF PREVIOUSLY APPRISED OF THE POSSIBILITY THEREOF), WHETHER THE BASIS OF THE LIABILITY IS BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), STATUTES, OR ANY OTHER LEGAL THEORY. EACH PARTY’S’ CUMULATIVE LIABILITY UNDER ANY AND ALL CLAIMS FOR LOSS OR LIABILITY BASED UPON, ARISING OUT OF, RESULTING FROM, OR IN ANY WAY CONNECTED WITH THE PERFORMANCE OR BREACH OF THIS AGREEMENT, SHALL IN NO CASE EXCEED THE AGGREGATE DOLLAR AMOUNT ACTUALLY PAID BY XXXXX TO CLIP HEREUNDER.

8.2 Exclusions. THE FOREGOING LIMITATIONS OF LIABILITY SHALL NOT APPLY WITH RESPECT TO ANY OF THE FOLLOWING: (A) A PARTY’S INDEMNIFICATION OBLIGATIONS HEREUNDER; (B) A BREACH BY A PARTY OF ITS CONFIDENTIALITY OBLIGATIONS HEREUNDER; OR (C) ANY DAMAGES RESULTING FROM A PARTY’S FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

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9.	CONFIDENTIALITY AND MEDIA RELEASES

9.1 Confidential Information. As used in this Agreement, the term “Confidential Information” shall mean any and all information prepared or delivered to the receiving party by the disclosing party or its Representatives (including information or data received by the disclosing party from a third party and as to which the disclosing party has confidentiality obligations), that (a) is marked or designated by the disclosing party as “confidential” or “proprietary,” (b) is disclosed orally or visually provided that such information is identified at the time of such disclosure as proprietary or confidential, and that within thirty (30) days thereafter a written summary of such oral and visual disclosure bearing the aforesaid type of label or legend, is provided to the receiving party or (c) is known to the receiving party, or should be known to a reasonable person given the facts and circumstances of the disclosure, as being treated as confidential or proprietary by the disclosing party. The terms of this Agreement shall constitute the Confidential Information of both parties.

9.2 Treatment of Confidential Information. The receiving party shall keep in strictest confidence and trust all Confidential Information of the disclosing party and shall not (a) except as expressly provided herein, disclose any such Confidential Information to any other entity or person other than a recipient’s Representatives or (b) use such Confidential Information except and solely for the performance of each party’s respective obligations hereunder. The receiving party will not use any Confidential Information of the disclosing party for any purpose not expressly permitted by this Agreement and will disclose the Confidential Information of the disclosing party only to the receiving party’s Representatives who have a need to know such Confidential Information for purposes of this Agreement and only after the receiving party has notified such Representatives that such information is the Confidential Information of the disclosing party. The receiving party shall use at least the same care and discretion to avoid disclosure of the disclosing party’s Confidential Information as it uses with its own similar Confidential Information, and in no event with less than reasonable care. The obligations of the parties pursuant to this Agreement shall terminate on that date which is two (2) years after the date of this Agreement. “Confidential Information” does not include information that demonstrably (a) is or becomes generally available to the public other than as a result of a disclosure by the receiving party, (b) was possessed by the receiving party prior to being furnished by the disclosing party, provided that the source of such information was not known by the receiving party to be bound by a confidentiality agreement with, or other obligation of confidentiality to, the disclosing party or any other party with respect to such information, (c) is independently developed by the receiving party without use of or reference to the Confidential Information of the disclosing party and without breach of this Agreement or (d) becomes available to the receiving party from a source other than the disclosing party, provided that such source is not known by the receiving party to be bound by a confidentiality agreement with, or other obligation of confidentiality to, the disclosing party or any other party with respect to such information. Further, it shall not be a violation of Section 9.2 for a party to disclose Confidential Information of the other party in response to a subpoena or other legal process served upon the receiving party or where applicable Law requires the disclosure of such information, provided that, if not prohibited under applicable law, the receiving party gives reasonable prior written notice to the disclosing party sufficient to permit the disclosing party to seek a protective order if it so chooses and discloses only that information that is legally required to be disclosed.

9.3 Remedies. Each of the parties acknowledges and agrees that the other would be irreparably harmed if any Confidential Information of the disclosing party were to be disclosed to third parties, or if any use were to be made of such Confidential Information other than that permitted under this Agreement, and further agrees that the disclosing party shall have the right to seek injunctive relief upon any violation or threatened violation of the terms of this Section 9, in addition to all other rights and remedies available at law or in equity, without having to post a bond or other security.

9.4 Return of Confidential Information. Upon the termination, cancellation or expiration of this Agreement for any reason or upon the reasonable request of the disclosing party, all Confidential Information, together with any copies that may be authorized herein, shall be returned to the disclosing party or, if requested by the disclosing party, certified destroyed by the receiving party; provided, however, that this Section 9.5 shall not apply with respect to Confidential Information which is needed in connection with the use, installation and support of the Clip Apps.

9.5 No License. Except as explicitly set forth herein, nothing in this Agreement is intended to or shall grant to either party any license or other right of any nature to the use of any Confidential Information of the other or any intellectual property rights relating to the Confidential Information of the other.

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10.	TERM AND TERMINATION

10.1 Term. This Agreement shall be effective as of the Effective Date and shall continue for a period of two (2) years following the Initial Deployment Date, (the “Initial Term”), unless earlier terminated as provided herein. XXXXX may elect to renew the Agreement for two (2) consecutive one (1) year periods by providing notice to Clip within thirty (30) days prior to the end of the then current term (each a “Renewal Term”). The fees set forth in this Agreement shall apply to each Renewal Term, unless otherwise mutually agreed to by the parties. word “Term” as used herein shall be deemed to consist of the Initial Term and any such Renewal Terms for purposes of this Agreement.

10.2	Termination of Agreement. Either party may terminate this Agreement:

10.2.1 If the other party makes an assignment for the benefit of creditors or if the other party ceases to do business or otherwise terminates its business operations, other than after an assignment, which is permitted by the terms of this Agreement.

10.2.2 If the other party becomes insolvent, or voluntary or involuntary proceedings are instituted by or against such other party under any federal, state, or other bankruptcy or insolvency Laws, and, in the case of proceedings commenced against such party, such proceedings are not terminated within sixty (60) days, or a receiver is appointed for such other party.

10.2.3 If the other party fails to perform any material provision of this Agreement and does not cure such failure within a period of thirty (30) business days after receipt of notice from the other party reasonably specifying such failure, or if such failure cannot reasonable be cured within such thirty (30) business day period, the other party fails to (i) promptly commence to remedy such failure, (ii) continuously and diligently pursue the remedy of such failure, and (iii) cure such failure within a period of thirty (30) calendar days after receipt of the notice of failure (or such other time period as agreed upon by the parties).

10.2.4 At any time XXXXX may terminate this agreement by providing Clip with written notice thirty (30) days in advance of the specified termination date

10.2.5 Transition Period. Clip shall work in cooperation and in a timely manner with XXXXX and Adopted Affiliate to support XXXXX or its designee to provide the Transition Services, and shall not act in a manner so as to impede or delay XXXXX’s transition efforts. Absent CLIP’s and XXXXX’s written agreement such transition shall not extend for a period of more than thirty (30) days following the expiration or termination of the Agreement (the “Transition Period”).

11.	MINIMUM SERVICE LEVEL COMMITMENTS

11.1 In the event Clip is unable to continue maintenance and servicing of XXXXX’s Clip Apps or Web Players, such as due to occurrence of one of the scenarios defined in Sections 10.2.1 or 10.2.2 or due to an inability of Clip to continue to fully operate the business financially or operationally, Clip guarantees the following minimum service level commitments set forth in Sections 11.2 through 11.4 below for the applications provided to XXXXX for a minimum of (90) days from the time of written notification to XXXXX of such a forthcoming event:

11.2 Monthly Uptime Standard: The Hosted App Service shall be available to XXXXX twenty-four (24) hours a day, seven (7) days per week, ninety-nine percent (99.9%) of the time, calculated on a monthly basis (“Monthly Uptime Standard”) as described in Exhibit B: Service Level Agreement.

11.3 App Store & Developer Keys: XXXXX’s Clip Apps will remain functional in the iOS and Android App stores and the existing developer account keys will be given to XXXXX for future administration rights.

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11.4 Feature/Functionality Continuation: The following features will remain fully functional in XXXXX applications and web players audio streaming, audio podcast download, 3rd party ad serving, 3rd party integrated content feeds and/or any 3rd party link/ULR that has been integrated into the application that is hosted and managed by a party other than Clip for a minimum of 12 months from the time of written notification to XXXXX of such a forthcoming termination event as set forth.in section 10.2.

11.5 Existing User Database: All existing XXXXX user database information in Clip’s possession will be transferred to XXXXX programming and/or digital administration team(s) in a manner and frequency as requested by XXXXX, so that future contact and communication with the user base can be assured regardless of Clip’s continued operation of the applications beyond the initial Term.

11.6 Other Features/Functionality: The continuation of features and functionality within XXXXX’s Clip Apps and Web Players, other than those described in Sections 11.2 through 11.4 above, will be at Clip’s sole discretion, if such a situation arises where Clip is unable to maintain full operational capacity of all features and functionality of these applications.

12.	NOTICES

Except as provided in any express provision of this Agreement, any notice, request, approval, authorization, consent, demand or other communication required or permitted to be given or made pursuant to this Agreement shall be in writing (except where oral notice is specifically authorized in this Agreement) and shall be deemed given on the earliest of (a) actual receipt, irrespective of the method of delivery, (b) on the delivery day following dispatch if sent by express mail (or similar next day air courier service) or (c) on the sixth (6th) day after mailing by registered or certified United States mail, return receipt requested, postage prepaid and addressed as follows:

If to XXXXX:	XXXXX, Inc.
1010 Wayne Ave.
14th Floor
Silver Spring, MD 20910
Attn: General Counsel

With a copy to:
Interactive One LLC
4 New York Plaza
Suite 501
New York, New York 10004
Attn: Vice President of Legal and Business Affairs

If to Clip:	Michael Lawless-CEO
3100 Carbon Place
Boulder, CO 80301

or, alternatively, to such substitute addresses and persons as either party may designate to the other from time to time by written notice in accordance with this Section.

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13.	GENERAL

13.1 Subcontractors. Clip shall not deploy subcontractors to such an extent that such deployment would constitute an effective assignment of Clip’s obligations under this Agreement. Clip shall remain solely responsible for the performance of all of its obligations hereunder, notwithstanding Clip’s deployment of any subcontractor hereunder.

13.2 Relationship of the Parties. The relationship of Clip and its successors in interest, on the one hand, and XXXXX, and its successors in interest, on the other hand, is that of independent contractors, and not one of principal and agent, joint venture or partnership. Neither Clip, on the one hand, nor XXXXX, on the other hand, shall have any authority to create or assume, in the name or on behalf of the other party, any obligation, express or implied, nor to act or purport to act as the agent or the legally empowered representative of the other party for any purpose whatsoever.

13.3 Binding Effect. This Agreement shall be binding on and inure to the benefit of the parties and their respective permitted successors and assigns. XXXXX may assign its rights and delegate its duties under this Agreement (in whole or in part) without Clip’s consent: (a) to any Affiliate of XXXXX; or (b) in connection with a merger, consolidation, sale of substantially all of its assets, other business combination, spin-off or other restructuring. Clip may not assign any of its rights or delegate any of its duties under this Agreement (by operation of law or otherwise) without XXXXX’s prior written consent (not to be unreasonably withheld) except in connection with a merger, consolidation, sale of substantially all of its assets, other business combination, spin-off or other restructuring.

13.4 Severability. If any provision of this Agreement is declared or found to be illegal, unenforceable, or void by a court of law, the parties shall negotiate in good faith to agree upon a substitute provision that is legal and enforceable and is as nearly as possible consistent with the intentions underlying the original provision. If the remainder of this Agreement is not materially affected by such declaration or finding and is capable of substantial performance, then the remainder shall be enforced to the extent permitted by Law.

13.5 Waivers. No delay or omission by either party to exercise any right or power will impair any such right or power or be construed to be a waiver thereof. A waiver by any party of any of the covenants, conditions, or contracts to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition, or contract herein contained. No change, waiver, or discharge hereof shall be valid unless in writing and signed by an authorized representative of the party against which such change, waiver, or discharge is sought to be enforced.

13.6 Remedies. Except as expressly provided otherwise in this Agreement, in addition to any remedies provided in this Agreement, the parties shall have all remedies provided at law or in equity. The rights and remedies provided in this Agreement or otherwise under Law shall be cumulative and the exercise of any particular right or remedy shall not preclude the exercise of any other rights or remedies in addition to, or as an alternative of, such right or remedy, except as expressly provided otherwise in this Agreement.

13.7 No Third-Party Beneficiaries. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any entity (other the parties’ respective Related Parties, permitted successors and assigns), any remedy or claim by reason of this Agreement, and any such remedies or claims shall be for the exclusive benefit of Clip and XXXXX.

13.8 Governing Law. The interpretation, validity and enforcement of this Agreement, shall be governed by the laws of the State of Delaware.

13.9 Force Majeure. Neither party is responsible for delays or failures in performance resulting from acts of God, strikes, lockouts, riots, acts of war and terrorism, embargoes, changes in governmental regulations, epidemics, fire, communication line failures, power failures, earthquakes or other disasters (each, an event of “Force Majeure”). If a claim by a party for release of its obligations under this Section 13.9 exceeds thirty (30) days, then the other party has the right to terminate this Agreement. Neither party is entitled to relief under this Section to the extent that any event otherwise constituting an event of Force Majeure results from the negligence of fault of the applicable party or its Related Parties.

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13.10 Further Assurances. To the extent reasonable, the parties agree (a) to furnish upon request to any other party such further information, (b) to execute and deliver to any other party such other documents and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

13.11 Expenses. Except as otherwise expressly set forth herein, each of the parties shall pay its own costs and expenses associated with the execution and performance of this Agreement.

13.12 Survival. The rights and obligations of the parties set forth in Sections 4.0 , 6.0, 7.0, 8.0, 9.0, 10.2.5 and 13.0 and their respective Sections, and any other provision of this Agreement that by its nature is intended to survive, shall survive the expiration or termination of this Agreement for any reason whatsoever.

13.13 Ent ire Agreement: Amendment. This Agreement. including any Exhibits and documents referred to in th s Agreement or attached hereto and each Statement of Work executed by the parties, constitutes the entire and ex lusive statement of this Agreement with respect to its subject matter and supersedes any and all oral or written representations, understandings. or agreements relating thereto. This Agreement may be modified, supple ented or changed only by an agreement in writing which makes specific reference to this Agreement and which i signed by both Clip and XXXXX.

13.14 Captions. The captions and headings contained herein are for purposes of convenience only and are not part of this Agreement.

13.15 Construction. This Agreement and the Exhibits hereto have been drafted jointly by the parties and in thee emofanyambiguities in the language hereof, there shall be no inference drawn in favor of or against either party.

13.16 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be dee ed an original, but all of which shall constitute the same instrument.

IN WITNESS WHEREOF, Clip and XXXXX have executed this Agreement as of the Effective Date.

XXXXX
Name: MICHAEL LAWLESS	Name: /s/

Title: CEO	Title: Executive Vice President

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EXHIBIT A

STATEMENT OF WORK & BUSINESS TERMS

1.	Clip Agrees To Provide The Following

•	Clip agrees to maintain and regularly update all deployed mobile apps and web players for all stations and personalities.

•	Provide an interactive cross platform solution for all simulcast content on broadcast, mobile, and web thereby enhancing all forms of listening and enabling new monetization opportunities.

•	Enable the delivery of XXXXX and associated brand content to the station mobile apps and web players

•	Materially increase spot and digital revenue value and enable new revenue channels for XXXXX stations.

•	Increase valuation of XXXXX by driving increased revenue and profitability.

2.	Clip Interactive Solution Elements

Clip will continuously provide its interactive solution to enable engagement with all radio content – music, promotions, commercials and programming – for all XXXXX listeners, no matter where or how they listen to XXXXX stations. Elements of that solution include:

•	Station Branded Mobile Applications – Provide branded station mobile apps that enable broadcast, streaming with interactivity & attribution to create strong local and national monetization capabilities.

•	Reach Syndicated Program Branded Mobile Applications- Provide Reach Syndicated Program branded mobile applications for up to seven (7) Reach Media Personalities to create direct listening, engagement and revenue for each Reach Syndicated Programs.

•	Station Branded Portal Capabilities – Provides access to any XXXXX station through the XXXXX branded station app or XXXXX branded national portal applications, attracting more than just P1 listeners to your mobile apps and dramatically growing your mobile user base.

•	Station Branded Interactive Web/Desktop Player – Branded station web based listening platform that enables full interactive radio capabilities on desktop for XXXXX’s web based listening.

•	Now Playing Website API – Provide access to the broadcast’s now playing information for integration into Station’s Home Web page. Information provided includes song name, artist name, album image.

•	3rd Party Integrations – Integration with all key 3rd party partners, including: Nielsen, DFP, ComScore, Apple CarPlay and Android Auto.

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3.	Clip agrees to continue to provide:

•	Reach Syndicated Program content included in station feeds.

•	Radio One portal app capabilities, enabling users to access all Radio One stations via the station branded apps if so desired.

•	Initial local CMS, programming, traffic and sales training as outlined in Section 8: Sales & Programming Training.

•	On-going local sales & programming support as outlined in Section 8: Sales & Programming Training.

•	Simple interactive content management system.

•	Analytics console/dashboard as outlined in Section 6: Data & Analytics.

•	Clip will provide updates to the Clip Apps in a manner consistent with the updates provided to other clients, provided however that Radio One shall receive no less than two (2) Clip App updates during each twelve (12) months during the Term at no additional cost.

4.	Station & Reach Syndicated Program Branded Mobile Applications Overview

Clip will continue to provide robust mobile apps for all XXXXX stations and Reach Media Syndicated Sites to allow for listening and interactivity of the broadcast and the stream via the mobile app or via a mobile web browser. Clip will have access to any existing account keys/access for the development process and ultimate release of the apps through these existing accounts.

5.	Station & Reach Syndicated Program Branded Mobile App Features

This platform provides a base set of features and functionality (itemized below).

Station Mobile App Features List

•	Mobile stream player that is compatible with XXXXX’s existing streaming provider, Triton Digital

•	Broadcast and streaming audio content identification and interactive feed

•	Playlist history with artwork/artist info and lyrics

•	1-3 hour station content “Look Back”

•	User’s personalized “Bookmarked” content list

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•	Artist Feeds - Artist’s info, photos, videos, music, social feeds, concert info, and link to official website. Clip will place links to artists content sites in the XXXXX App Artists Feeds allowing users to access the artist content will in the XXXXX Apps

•	Expanded rich interactivity for all interactive content, subject to clearances of all third party rights.

o	Artist content engagement

o	Social posts from Facebook, Twitter and Instagram

o	Ability to enter station contests/promotions

o	Ability to request email contact from advertisers

o	Listener polls/surveys

o	View video content

o	Display web coupons & offers

o	Display content in “Featured” position

o	Talk back feature - recorded voice messaging to station and/or host

o	RSS feed integration for station or 3rd party content video* or audio*

o	RSS feed integration for news/traffic/weather/sports/calendar or podcasts

o	Station & Reach Syndicated Program social integration (Twitter/Facebook/Instagram)

•	Station podcast vault

•	Current program listing/history show name/host name/time description – only able to link out to web based content hosted by station/group

•	Alarm clock

•	Apple CarPlay and Android Auto in dash user connectivity

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•	One-time user registration that conform to and address XXXXX’s current Privacy Policies and to the extent possible.

o	Name

o	Gender

o	Age

o	Email address

o	Zip code

•	Ability for registration pass through of mobile users

•	Ability to require user registration for engagement with featured content, contesting, promotions and music downloads

•	Ability to target consumption of offers by geo-location, subject to all applicable laws, rules and regulations and at all times in compliance with XXXXX’s privacy policies.

•	Ability to target or block content based on age in accordance with applicable laws, rules and regulations

•	Menu navigation button for station website, Reach Syndicated Program blogs, perks and song sharing

•	Menu navigation button to call, email and text the stations

•	Self-administrated Content Management System (CMS)

*XXXXX is responsible for all costs associated with streaming music royalties or any 3rd party content fees resulting from content XXXXX elects to put into its applications.

Additional features or capabilities may be added upon XXXXX’s request. Such requested features must be scoped to determine development costs and timelines, but Clip is open to adding additional features based on reasonable time frames and costs associated with any request.

Reach Syndicated Program Mobile App Features

•	Free consumer apps on iOS and Android

•	Current and historic program listing show name/host name/time description

•	Broadcast and streaming audio interactive feed reflective of all Reach Syndicated Program content

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•	Audio streaming on mobile

•	Audio streaming from in-studio feed on web player

•	User activated auto replay of Reach Syndicated Program show, if the live show has ended in specific a time zone

•	In app podcast/on-demand library

•	In app live in studio video feeds

•	In app video content library

•	“Reach Syndicated Program Talk Back Feature”- Recorded voice messaging to Reach Syndicated Program

•	Alarm clock/auto wake for affiliate stations

•	User personalized “Saved List” for all Reach Syndicated Program content

•	1-3 hour Reach Syndicated Program Scroll Back”

•	Ability to enter all Reach Syndicated Program contests/promotions

•	Ability to request email contact from advertisers

•	Listener Polls/Surveys/Feedback

•	Display web coupons and offers

•	Display content in “Featured” position

•	E-commerce connectivity “Reach Syndicated Program’s On Line Store” and/or 3rd Party sources like Amazon, and others (out of app)

•	Simple user registration

o	Name

o	Gender

o	Age

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o	Email address

o	Username & password

o	Ability for single registration pass through of mobile users

o	Ability to geo-lock targeting and restrict consumption of mobile offers/ads

•	RSS feed integration of 3rd Party Video* or Audio* content in navigation menu

•	RSS feed integration for traffic/weather/sports/calendar or podcasts* in navigation menu

•	Menu buttons for each Reach Syndicated Program website, blogs, & social pages

•	Menu buttons to call, email, text the Reach Syndicated Program Show

•	Reach Syndicated Program Show’s social stream integration (Twitter/Facebook/Instagram)

•	Self-administrated Content Management System with customized rules and permissions

•	Ability to change navigation or make edits to in application without requiring an update to iOS or Android store.

•	One-time user registration that conform to and address Reach Media’s current Privacy Policies and Terms of Service.

6.	Station Branded Interactive Web/Desktop Player Overview

Clip will continue to provide to XXXXX a web player that will enhance users' online listening experience; enabling listener interactions on the desktop and mobile browser. Clip will manage the live web player, which functions on all the major web browsers as well as iOS, Android and Windows devices

Clip to Provide:

•	Host branded station web players for all XXXXX radio stations.

•	User experience on web/desktop will match interactivity and attribution on mobile apps.

•	Web interactive content management system.

•	Web analytics console/dashboard.

•	Web programming and sales training.

•	Web traffic and campaign management training.

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Web Player Features List Pop out or embedded player in station’s web player page for the XXXXX’s website platform

•	Mobile web browser compatible with iOS, Android and Windows devices

•	Web streaming audio content id and interactive feed

•	Song/Artist info/bios

•	Song lyrics, song purchase

•	Artist Feeds - Artist’s info, photos, videos, music, social feeds, concert info, link to official website

•	Events calendar

•	User customizable real time content feeds for all music, personalities, promotions, contests, events and content on stream

•	User’s personalized “Bookmarked” content list

•	Expanded rich interactivity for all interactive content

o	Artist content engagement

o	Social posts - Facebook, Twitter Instagram

o	Ability to enter station contests/promotions

o	Ability to request email contact from advertisers

o	Listener polls/surveys

o	View video content

o	Print web coupons & offers

o	“Featured” position

o	RSS feed integration for station or 3rd party content video* or audio**

o	RSS feed integration for news/traffic/weather/sports/calendar or podcasts*XXXXX is responsible for all content royalty fees

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Additional features or capabilities may be added upon XXXXX’s request. Such requested features must be scoped to determine development costs and timelines, but Clip is open to adding additional features based on reasonable time frames and costs associated with any request.

Now Playing API Content Feed for Website

For XXXXX music stations, Clip will provide access to the broadcast’s now playing information for integration into Station’s Home Web page. Information provided includes song name, artist name, and album image. The JavaScript API provides live updates as the now playing information changes. Also, access to recent historical items is available.

7.	Interactive Advertiser Capabilities

Clip’s mobile applications provide a rich advertiser interface that allows XXXXX station’s listeners to electively respond and engage with advertiser messages in the broadcast and stream through the app. Clip’s interface allows the XXXXX stations to capture user engagements on advertisements during and after a broadcast or streamed advertiser spot runs, thus extending the life of the spot beyond when the: 30 or: 60 sec on-air message runs.

All engagements with the advertisements are tracked and measured by Clip’s analytics dashboard, which can be passed back to advertisers to show results that XXXXX stations deliver for advertisers.

The Hosted App Services will include Clip’s content management system and ad server that manages and serves the native Clip advertising content into the Clip Apps and Web Players. . The Clip ad server and content management system will be fully compatible with DoubleClick for Publishers (DFP) shall serve ad units via DFP trafficking system and shall be fully compatible with DFP’s ad serving, trafficking, creative, and targeting capabilities. Additionally, Clip agrees to repurpose or reconfigure any existing mobile ad units, such as the current 320x50, 300x250 and mobile interstitials into a native content positions in the new applications, to insure a positive user experience, as well as the continuation and growth of Radio One’s digital only ad revenue.

Below is a list of the various advertiser executions that can be associated with an advertiser’s broadcast and streamed radio spots.

Advertiser Executions

•	Tap to receive advertiser email offer.

•	Tap to visit advertiser mobile or website/page

•	Tap to call the advertiser directly

•	Tap to receive redeemable advertiser mobile coupon

•	Scratch & win to receive prize, coupon or special offer

•	Tap to take an advertiser poll or survey

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•	Tap to enter advertiser sponsorship contest or promotion

•	Tap to submit user permission for contact by advertiser

•	Tap to view advertiser elective video

•	Tap to submit UGC photo or video content to advertiser for a prize or reward (mobile only)

•	Tap to submit recorded voice message (mobile only)

•	Tap to enter advertiser key word or promo code to receive offers or prize

8.	3rd Party Ad Serving & Analytics Integration Clip agrees to work with industry recognized third party providers for all key 3rd party ad serving and analytic needs, approved partners include – Google Analytics, Nielsen, DFP, ComScore to provide seamless delivery of existing 3rd party ads and data.

9.	Content Management System – CMS

Clip will continue to supply a robust Content Management System (CMS) for the creation, scheduling and management of all interactive radio campaigns.

CMS Features:

•	Permission based administration level access

o	Station

o	Market

o	Cluster

o	National

•	Time based scheduling

•	Audio recognition based scheduling

•	Real-time campaign optimization

•	Visual creative upload

•	URL link upload

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•	Video link upload

•	Contest/promotion entry set-up

•	Polling/survey set-up

•	Scratch off and secret word games set-up

•	Geo-lock campaign set-up

•	Social content set up - Facebook, Twitter, Instagram

•	3rd Party RSS feeds set up

10.	Data & Analytics

Clip will supply a proprietary, robust analytics solution for the measurement, tracking and analysis of interactive radio campaigns for the XXXXX radio platforms. Clip analytics will provide data and metrics on all aspects of user interaction and campaign activity for both advertising and programming. Our analytics solution will allow for station, market and national level permission based access to user and campaign data. Campaign and user data can be pulled by station, market, date, campaign, and creative execution. XXXXX will receive an analytics dashboard specific to their needs and requirements. This dashboard can and will be enhanced over time as XXXXX’s needs change and as their presence on the Clip platform expands. All personal identifiable and aggregated information collected from users and the data and analytics collected pursuant to this Agreement is XXXXX’s confidential information and no use shall be made of this data and analytics by Clip or its third party providers, except to the extent required to perform the services set forth in this Agreement to XXXXX and the Reach Media.

The following analytics capabilities and specific metrics are provided in the base analytics solution:

Analytics/Data Capabilities:	Metrics (overall and unique)

App installs - by app/station	Impressions
App installs - by cluster	Opens/Views
App installs - overall	Engagements
Monthly active users	Video starts and completions
Demographics by station	Social shares
Registered users by station
Campaign results
Campaign results by date
Campaign poll results
Campaign spot audit
Campaign lead gens
Campaign activity by time of day
Top campaigns by station
Top campaigns by week
Song charts by station
Station daily activity

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11.	Clip Platform Training and Support

To minimize resource constraints from XXXXX, Clip will provide support, training, education, and sales campaign set-up and management. The goal of this support is for XXXXX stations and Reach Syndicated Program Applications to have successful programming and sales activation, driving user adoption growth and additional revenue.

•	Transition Period. Clip agrees to provide a 90-day transition period whereby Clip will continue to provide campaign set-up support as Clip trains Radio One and Reach media staff on how to become “independent Operators”. Ongoing Programming and Promotions Training

o	Program Directors, on-air talent, digital staff, and promotions teams will be trained on the capabilities of the app and how they can be interwoven into the fold of the station and messaged out to the audience. Training will also include a comprehensive overview of the CMS and analytics dashboard.

•	Ongoing Sales Training

o	Sales managers and their staff will be trained on how to add interactive radio to any campaign,the value it can bring to advertisers and recommended packages to be sold. Clip will also help identify the ideal interactive radio advertisers that stand to benefit the most from the technology. Training will also include a comprehensive overview of the CMS and analytics dashboard. The goal of this support and training is to get station teams (sales, programming and promotions) to a place where they are comfortable creating interactive radio content, promoting it to their listeners, and selling interactive radio campaigns to their advertisers. While the above prescriptive training is provided, there will be opportunities for additional training as needed.

12.	Press Announcement

Upon execution of this Agreement, Clip and XXXXX may elect to create a mutually beneficial and mutually acceptable press release announcing our partnership. The goal is to establish XXXXX as an innovative leader in the future of the radio, and to promote XXXXX’s new interactive platform to the industry and advertisers.

13.	XXXXX & Reach Media Hardware Costs, Services and Ad Fees

Upfront Development & Hardware Fees

Clip will develop individual station branded mobile apps for iOS and Android platforms, and branded interactive web players for all XXXXX stations and up to (7) seven national network Reach Syndicated Program Applications for iOS and Android.

In order to monitor all XXXXX stations to make all of the broadcast and streamed content interactive, the Clip web and mobile platform requires station monitoring hardware installation connected to each local station’s studio automation systems.

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For the Reach Media Reach Syndicated Program apps there will be no requirement for additional monitoring hardware, as Clip will already be monitoring XXXXX stations, which broadcast the Reach Media personalities.

Below are the costs per station that XXXXX will pay upfront prior to the start of development of any new mobile apps and web players:

Station Apps & Web Players - One Time Development & Hardware Costs

Per Station App & Web Player Development Costs: $500 (for new apps only)

Per Station Content Monitoring Hardware Costs: $0

*	Monitoring hardware fees will only be applied if a new Barix installation is required to monitor a non-simulcast streamed station. If monitoring hardware is not required, then no hardware fees will be applied to that station.

Reach Syndicated Program Apps - One Time Development & Hardware Costs:

Reach Syndicated Program App Development Costs: $1,000** Per App (new apps only)

Monthly Platform Fees:

The platform fee includes all mobile app and web players hosting, enhancements and services for all stations regardless of their activation of revenue. This flat monthly platform fee is separate from the proposed Interactive Spot Advertiser Campaign fees and other digital advertising transaction fees that are outlined later in the document.

Per Station App & Web Player Monthly Service & Support Fee:

•	Per Station App/Web Player	$250 per station app

•	Per Reach Syndicated Program Monthly Services & Support Fee:	$250 per station app

Interactive Spot Advertiser Campaign Set Up & Serving Fees:

In order to achieve a scalable and sustainable business model for both XXXXX and Clip, the economic goals of the stations and personalities utilizing the Clip platform is to increase the value of broadcast and digital sales for advertisers by making both broadcast and streaming ad content richly interactive and attributable.

As we have seen, across all our station affiliates and personalities using the Clip applications and web players, advertisers are willing to pay an average of 15% upcharge to make their broadcast and streaming campaign interactive.

Additionally, these interactive capabilities have helped to bring new advertisers to radio and sustain existing advertisers who are being lured away by digital media attributable results.

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14.	Clip-Sold National Digital Revenue

Subject to XXXXX’s prior written consent in each instance Clip will have the right to sell national interactive mobile and web player campaigns to agencies and direct clients that are non-competitive to XXXXX’s current agencies and advertiser relationships to run on XXXXX apps and web players. Clip agrees to contact XXXXX for approval of Clip sold national digital advertiser campaign to run in the XXXXX applications. Applications. XXXXX has no obligation to accept any Clip sold national digital advertiser campaign. XXXXX will have the right to supply a list of advertiser categories it deems as inappropriate and that it refuses run on their mobile apps and web players.

Upon the prior written approval by XXXXX of Clip sold national digital advertiser campaigns, Clip agrees to share this national digital revenue with XXXXX based on the percentage of impressions and engagements from each campaign that are coming directly from the XXXXX mobile applications and web players. Clip will pay a rev share of 33% of Clip-sold national digital campaigns with XXXXX. XXXXX’s rev share is generated from the impressions and engagements that occur on the XXXXX mobile applications and web players. Following the first 6-months of activation Clip and XXXXX will review revenue data and evaluate rev share.

Clip will provide a monthly report of all Clip-sold national campaigns that run on XXXXX mobile application and web players, detailing the impressions, engagements per campaign and gross and net revenues. Clip will pay XXXXX the determined revenue share within 30 days following delivery of each campaign. XXXXX will have the right to refuse any specific advertiser that is does not feel is appropriate to run or that are deemed competitive to XXXXX in any way.

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Exhibit B

PER STATION/SYNDICATED SITE SERVICE LEVEL AGREEMENT

1.	AVAILABILITY SLA.

1.1.	Performance and Availability. The Hosted App Service shall be available to each radio station and syndication site twenty-four (24) hours a day, seven (7) days per week, ninety-nine point nine percent (99.9%) of the time, calculated on a monthly basis (“Monthly Uptime Standard”).

1.2.	Service Level Credits. In the event Clip fails to meet the Monthly Uptime Standard for any month, then upon written request from XXXXX, Clip agrees to provide the following rebates on XXXXX’s next monthly invoice (each a “Service Level Credit”) in the amount below that relates to the aggregate length of the downtime occurrence Additional downtime occurring in the same month will receive cumulative rebate credits on the next monthly invoice. The “Pro-rata Fee” shall be calculated as follows: (total amount paid to Clip for any impacted campaigns divided by (number of days in campaign).

1.2.1.	In the event that Clip fails to meet uptime standards as a result of a third party, then service level credits will not be granted.

1.2.2.	Clip will provide XXXXX with a downtime report on a monthly basis on a per station/syndicated site basis.

Monthly Uptime Standard	Credit
Unavailable 0 - 43 minutes	No credit
Unavailable 44 - 60 minutes	5% of Pro-rata Fee
Unavailable 60 - 120 minutes	10% of Pro-rata Fee
Unavailable 120 - 240 minutes	15% of Pro-rata Fee
Unavailable 240 - 300 minutes	25% of Pro-rata Fee
Unavailable > 300 minutes	50% of Pro-rata Fee

1.3.	Exceptions. XXXXX shall not receive Service Level Credits to the extent such are caused by any of the following reasons.

1.3.1.	Any latency or downtime due to XXXXX’s acts or omissions or any XXXXX communications or power outage;

1.3.2.	Scheduled maintenance; or

1.3.3.	Any Force Majeure Event, as defined in the Agreement.

1.4.	Scheduled Maintenance. Scheduled Maintenance shall:

1.4.1.	Not be performed unless scheduled at least forty-eight (48) hours in advance of written notice;

1.4.2.	Be performed between the following hours: weekdays: 10PM MDT and 4AM MDT, weekends: anytime.

2.	TERMINATION RIGHTS. XXXXX may terminate this Agreement in the event that Clip fails to meet its performance and availability criteria at any three (3) times during the Term.

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Exhibit C

Customer Support

Ongoing Customer Support:

Clip will provide a dedicated support team providing services to XXXXX. That team will be responsible for station trainings (programming and sales), sales support (campaign management training) and handling all end-user support issues.

Help Desk Support for External Users;

Clip will host and manage external user help desk via telephone and email;

All Help Desk tickets from XXXXX applications will receive a response within 6-hours of receipt.

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